AMENDMENT NO. 1 TO MAKE GOOD ESCROW AGREEMENT

This Amendment No. 1 to Make Good Escrow Agreement (this “Amendment”) is dated September 18, 2008, by and among China Water and Drinks Inc., a Nevada corporation (the “Company”), The Pinnacle Fund, L.P., as agent (“Agent”), Mr. Xu Hong Bin, in his individual capacity (“Make Good Pledgor”), and Loeb & Loeb LLP, as escrow agent (“Escrow Agent”) and amends that certain Make Good Escrow Agreement (the “Escrow Agreement”) dated May 31, 2007, by and among the parties hereto.

WHEREAS, Pursuant to Section 14 of the Escrow Agreement, the Escrow Agreement may be amended in writing provided such amendment is signed by the parties hereto; and

WHEREAS, except as otherwise stated herein, capitalized terms not otherwise defined in this Amendment shall have the definition given to such terms in that certain Securities Purchase Agreement dated May 31, 2007, by and among the Company and the investors identified on the signature pages thereto;

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

2. Amendment. Section 4(a) of the Escrow Agreement is hereby amended and restated in its entirety to read as follows (with changes in italics):

“(a) Fiscal Year Ended December 31, 2007. Make Good Pledgor agrees that if the After-Tax Net Income for the fiscal year ended December 31, 2007 reported in the Company’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2007, as filed with the Commission (the “2007 Annual Report”), after adding back any compensation expense relating to the Escrow Shares or the return of any Escrow Shares to the Make Good Pledgor due to the achievement of 2007 Guaranteed ATNI, is less than $19,000,000 (the “2007 Guaranteed ATNI”), Agent shall provide written instruction (with a copy to the Company) to the Escrow Agent to release to each Investor on a pro rata basis (based upon such Investor’s Investment Amount specified on Exhibit A attached hereto relative to the aggregate Investment Amounts of all Investors specified on Exhibit A attached hereto), for no additional consideration, 11,194,030 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2007 Make Good Shares”) and shall instruct the Transfer Agent to transfer into the name of each Investor, the number of 2007 Make Good Shares released to such Investor. The Escrow Agent need only rely on the letter of instruction from Agent in this regard and will disregard any contrary instructions. The Escrow Agent shall be entitled to rely on the calculations provided by Agent with the letter of instruction in releasing the Escrow Shares for disbursement, with no further responsibility to calculate or confirm amounts. If the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 specify that the 2007 Guaranteed ATNI shall have been achieved, the Agent shall provide written instruction (with a copy to the Company) to the Escrow Agent to release all 2007 Make Good Shares deposited with the Escrow Agent to the Make Good Pledgor within 10 Business Days after the date which the 2007 Annual Report is filed with the Commission, provided that Escrow Agent is given notice of the 2007 Annual Report’s filing and results. Any releases of 2007 Make Good Shares to Investors required under this Section shall be made to Investors within 10 Business Days after the date which the 2007 Annual Report is filed with the Commission, provided that Escrow Agent is given notice of the 2007 Annual Report’s filing and results.”

Additionally, Section 4(b) of the Escrow Agreement is hereby amended and restated in its entirety to read as follows (with changes in italics):

“(b) Fiscal Year Ending December 31, 2008. Make Good Pledgor agrees that in the event that either (i) the After-Tax Net Income for the fiscal year ended December 31, 2008 reported in the Company’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2008, as filed with the Commission (the “2008 Annual Report”) is less than $30,000,000 (the “2008 Guaranteed ATNI”) or (ii) the earnings per share reported in the 2008 Annual Report is less than $0.300 on a fully diluted basis (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2008 Guaranteed EPS”), in each case after adding back any compensation expense relating to the Escrow Shares or the return of any Escrow Shares to the Make Good Pledgor due to the achievement of 2008 Guaranteed ATNI and 2008 Guaranteed EPS, or any expenses relating to the beneficial conversion feature attributable to the Company’s 5% convertible notes issued in January, 2008, Agent shall provide written instruction (with a copy to the Company) to the Escrow Agent to release to each Investor on a pro rata basis (based upon such Investor’s Investment Amount specified on Exhibit A attached hereto relative to the aggregate Investment Amounts of all Investors specified on Exhibit A attached hereto), for no additional consideration, 11,194,030 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2008 Make Good Shares”) and shall instruct the Transfer Agent to transfer into the name of each Investor, the number of 2008 Make Good Shares released to such Investor. The Escrow Agent need only rely on the letter of instruction from Agent in this regard and will disregard any contrary instructions. The Escrow Agent shall be entitled to rely on the calculations provided by Agent with the letter of instruction in releasing the Escrow Shares for disbursement, with no further responsibility to calculate or confirm amounts. If the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 specify that both (i) the 2008 Guaranteed ATNI and (ii) 2008 Guaranteed EPS, in each case after adding back any compensation expense relating to the Escrow Shares or the return of any Escrow Shares to the Make Good Pledgor due to the achievement of 2008 Guaranteed ATNI and 2008 Guaranteed EPS, or any expenses relating to the beneficial conversion feature attributable to the Company’s 5% convertible notes issued in January, 2008, shall each have been achieved, the Agent shall provide written instruction (with a copy to the Company) to the Escrow Agent to release all 2008 Make Good Shares deposited with the Escrow Agent to the Make Good Pledgor within 10 Business Days after the date which the 2008 Annual Report is filed with the Commission, provided that Escrow Agent is given notice of the 2008 Annual Report’s filing and results. Any releases of 2008 Make Good Shares required to be made to Investors under this Section shall be made to Investors within 10 Business Days after the date which the 2008 Annual Report is filed with the Commission, provided that Escrow Agent is given notice of the 2008 Annual Report’s filing and results.”

2. Effectiveness. This Amendment shall become effective upon execution.

3. Limited Nature of Amendment. Except as expressly amended hereby, the Escrow Agreement remains in full force and effect in accordance with its terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Escrow Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CHINA WATER AND DRINKS INC.

By:	/s/ Xu Hong Bin
Name:	Xu Hong Bin
Title:	President

AGENT:

THE PINNACLE FUND, L.P.

By:	Pinnacle Advisors, L.P., its General Partner

	By:	Pinnacle Fund Management, LLC, its General Partner

		By:	/s/ Barry M. Kitt
		Name:	Barry M. Kitt
		Title:	Sole Member

ESCROW AGENT:

LOEB & LOEB LLP

By:	/s/ Mitchell Nussbaum
Name:	Mitchell Nussbaum
Title:	Partner

MR. XU HONG BIN

/s/ Xu Hong Bin
Mr. Xu Hong Bin